Exhibit 99.02

MYCOTOPIA THERAPIES INC.

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

INDEX TO

FINANCIAL STATEMENTS

MYCOTOPIA THERAPIES INC.
BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS

Cash	$117,933	$-

Total Assets	$117,933	$-

LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses	$1,444	$220

Total Current Liabilities	1,444	220

Notes payable, related party	125,000	-

Total Liabilities	126,444	220

Stockholder's equity
Common stock, no par value; 10,000,000 shares authorized, and 1,000,000 shares issued and outstanding	-	-
Additional paid-in capital	-	-
Accumulated (deficit)	(8,511)	(220)
Total Stockholder's Equity	(8,511)	(220)

Total Liabilities and Stockholder's Equity	$117,933	$-

The accompanying notes are an integral part of these unaudited financial statements.

MYCOTOPIA THERAPIES INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2020	September 30, 2020

Revenues	$-	$-
General and administrative	2,356	7,067
Loss from operations	(2,356)	(7,067)

Other expenses
Interest expense	(551)	(1,224)

Net loss before provision for income taxes	(2,907)	(8,291)
Provision for income taxes	-	-
Net Loss	$(2,907)	$(8,291)

Basic and diluted loss per share	$(0.00)	$(0.01)

Average number of common shares outstanding - basic and diluted	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements.

MYCOTOPIA THERAPIES INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
(Unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

Balance, December 31, 2019	1,000,000	$ -	$ -	$ (220)	(220)
Net loss	-	-	-	(8,291)	(8,291)
Balance, September 30, 2020	1,000,000	$ -	$ -	$ (8,511)	$ (8,511)

The accompanying notes are an integral part of these financial statements.

MYCOTOPIA THERAPIES INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

For the Nine Months Ended
September 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,291)
Adjustment to reconcile change in net loss to net cash used in operating activities:
Accounts payable and accrued expenses	1,224
NET CASH USED IN OPERATING ACTIVITIES	(7,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, related party	125,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	125,000

Net increase in cash and cash equivalents	117,933

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of year	$117,933

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

MYCOTOPIA THERAPIES INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and General Description of Business

Mycotopia Therapies Inc. (“Mycotopia”) was incorporated in the state of Florida on December 23, 2019. The Company focuses on helping you heal and reclaim your life. Your journey of healing is an understanding of the causes and works to mental wellness through psychedelic enhanced psychotherapy, integrated with a professional team of mental wellness practitioners and cutting-edge technology. Psychedelic therapy is a holistic and spiritual approach providing healing the Company believes it and has shown successful treatment for many years.

The COVID-19 outbreak, which surfaced in Wuhan, China in December 2019 and which was subsequently declared a pandemic by the World Health Organization in March 2020, has had a pronounced effect on the domestic and global economies. Although the Company’s business has not been materially adversely impacted by the recent COVID-19 outbreak, it can be materially adversely impacted in the future. The extent of the impact of COVID-19 on the Company’s business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring adjustment) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents management’s best estimate on the most likely future tax consequences of events that have been recognized in the financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain. As of December 31, 2019, there were no accruals for uncertain tax positions.

MYCOTOPIA THERAPIES INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. The Company had no accrual for interest or penalties as of September 30, 2020.

Recently Issued Accounting Standards

In March 2016, the FASB issued ASU 2016-02, Leases, which supersedes ASC Topic 840, Leases, and sets forth the principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and lessors. ASU 2016- 02 requires lessees to classify leases as either finance or operating leases and to record on the balance sheet a right-of-use asset and a lease liability, equal to the present value of the remaining lease payments, for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or a straight-line basis over the term of the lease. ASU 2016-02 is effective for use beginning January 1, 2019 and adopted. Entities are required to use a modified retrospective transition method for existing leases. The Company has no lease commitments and has determined there is no impact from this guidance on our financial statements.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. The Company will be required to adopt this ASU for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of Topic 326 is not expected to have a material on the Company’s financial statements and financial statement disclosures.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. The adoption of Topic 2020-06 is not expected to have a material on the Company’s financial statements and financial statement disclosures.

MYCOTOPIA THERAPIES INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“Topic 605”), and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the considerations to which the entity expects to be entitled to in exchange for those goods or services. Collectively, we refer to Topic 606 as the “new standard.”

We adopted the requirements of the new standard as of December 23, 2019. The impact of adopting the new standard had no impact on our fiscal 2019 financial statements as revenues is not material and resulted in no cumulative effect adjustment on net income or cash flows. Upon adoption, the Company recorded no contract assets and no contract liabilities.

2.GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Through September 30, 2020, the Company has incurred an accumulated deficit of $8,511, as a result of expenses incurred from consulting fees and interest on related party notes payable. As of September 30, 2020, the Company had $117,933 in cash and it does not require substantial funds to implement its business plans. In February and March 2020, the Company received an aggregate of $125,000 from a related party to fund its operations. Due to the Company’s limited operating history and funding by a related party, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

3.COMMITMENTS AND CONTINGENCIES

As of September 30, 2020, there were no commitments or contingencies.

4.NOTES PAYABLE, RELATED PARTY

On February 14, 2020, the Company entered into an unsecured promissory note for the principal sum of $25,000 with Ehave, Inc. (“Ehave), its parent company. The note carries an annual interest rate of 1.75% and matures on February 14, 2022.

On March 16, 2020, the Company entered into an unsecured promissory note for the principal sum of $100,000 with Ehave. The note carries an annual interest rate of 1.75% and matures on March 16, 2022.

5.STOCKHOLDER’S EQUITY (DEFICIT)

Upon formation, on December 23, 2019, the Company has total authorized 10,000,000 shares of no-par value common stock and issued 1,000,000 shares of common stock to Ehave. These shares issued represent all of the outstanding shares of the Company.

MYCOTOPIA THERAPIES INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

6.SUBSEQUENT EVENTS

On December 27, 2020, Ehave entered into a Stock Purchase Agreement with 20/20 Global, Inc. (“20/20 Global”) to sell its 1,000,000 shares of Mycotopia common stock to become the wholly owned subsidiary of 20/20 Global with additional stock exchange considerations whereby Ehave will have control of 20/20 Global. In accordance with the terms of the agreement, Ehave will transfer 1,050,000 shares of PsychedeliTech Inc. to Mycotopia. The transaction was scheduled to close on January 4, 2021; however, the close is pending subject to the filing a super Form 8-K by 20/20 Global.